PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-95807

1,000,000,000 Depositary Receipts
Telecom HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Telecom HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
AT&T Inc.	T	50.77	NYSE
BCE Inc.	BCE	4.58	NYSE
Century Telephone Enterprises, Inc.[1]	CTL	1	NYSE
Cincinnati Bell Inc.	CBB	2	NYSE
Embarq Corporation	EQ	0.83	NYSE
FairPoint Communications, Inc.	FRP	0.41	NYSE
Level 3 Communications, Inc.	LVLT	3	NASDAQ
Qwest Communications International Inc.	Q	12.92	NYSE
Sprint Nextel Corporation	S	16.61	NYSE
Telephone and Data Systems, Inc.[2]	TDS	1	NYSE
Telephone and Data Systems, Inc. – Special Common Shares[2]	TDS_S	1	NYSE
Verizon Communications Inc.	VZ	21.76	NYSE
Windstream Corporation	WIN	2.08	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2008.

1           Effective July 2, 2008, the price of Century Telephone Enterprises, Inc. (NYSE ticker “CTL”) was adjusted to account for a special cash dividend of $0.6325 per share.  The cash dividend was distributed by The Bank of New York on the ex-date of July 2, 2008.

2           Effective September 15, 2008, Telephone & Data Systems Inc. changed its primary listing from AMEX to NYSE.